Exhibit 10.1

Certain portions of this exhibit have been redacted because the information is both (i) not material and (ii) the type that the registrant treats as private or confidential. Redacted information has been noted in this document with a placeholder identified by the mark “[*]”.

Execution Copy
HIGH TRAIL CAPITAL LP
80 River Street, Suite 4C
Hoboken, NJ 07030

July 1, 2024

Velo3D, Inc.
2710 Lakeview Ct.
Fremont, CA 94538

    Re:    Modification of July Partial Redemption

To the addressees set forth above:
    Reference is made to that certain (i) Securities Exchange Agreement (the “Securities Exchange Agreement”), dated as of November 27, 2023, by and between Velo3D, Inc., a Delaware corporation (the “Company”), High Trail Investments ON LLC (“Holder 1”) and HB SPV I Master Sub LLC (“Holder 2” and together with Holder 1, the “Holders”) pursuant to which the Company issued (a) Senior Secured Note due 2026, Certificate No. A-1, on November 28, 2023 in the principal amount of $23,000,000 (“Note A-1”) and (b) Senior Secured Note due 2026, Certificate No. A-2, on November 28, 2023 in the principal amount of $34,500,000 (“Note A-2”), (ii) Note Amendment, dated as of December 27, 2023 (the “First Note Amendment”), by and between the Company and the Holders and acknowledged by U.S. Bank Trust Company, National Association, as trustee, pursuant to which Note A-1 and Note A-2 were amended, (iii) Second Note Amendment, dated as of March 31, 2024 (the “Second Note Amendment”), by and between the Company and the Holders and acknowledged by U.S. Bank Trust Company, National Association, as trustee, pursuant to which Note A-1 and Note A-2 were further amended (as amended by the First Note Amendment and the Second Note Amendment, “Note 1” and “Note 2,” respectively, and collectively, the “Notes”) and (iv) Letter Agreement, dated as of March 31, 2024 (the “First Letter Agreement”), by and between the Company and the Holders, pursuant to which the Company issued to the Holders certain warrants (the “Prior Warrants”) to purchase shares of Common Stock as more fully described in the First Letter Agreement. Terms used but not defined herein shall have the respective meanings ascribed to them in the Securities Exchange Agreement.
For valuable consideration, the sufficiency of which is hereby acknowledged, the parties to this letter agreement hereby agree as follows:
1.The Company and each Holder is executing and delivering this letter agreement with respect to the Notes in reliance upon the SEC Filings and with respect to the New Warrants (as defined below) in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the 1933 Act and Rule 506(b) of Regulation D as promulgated by the SEC under the 1933 Act.
2.Concurrently herewith, the Company shall deliver to the Holders a fully executed copy of an amendment to each of the Notes, in the form attached hereto as Exhibit A (the “Third Note

Amendment” and, together with the First Note Amendment and the Second Note Amendment, the “Note Amendments”).
3.Concurrently with the execution of this letter agreement, the Company shall issue and deliver (i) to Holder 1 a warrant to purchase 660,000 shares of Common Stock at an exercise price of $3.00 in the form attached hereto as Exhibit B-1 (the “Holder 1 Warrant”) and (ii) to Holder 2 a warrant to purchase 990,000 shares of Common Stock at an exercise price of $3.00 in the form attached hereto as Exhibit B-2 (the “Holder 2 Warrant” and together with the Holder 1 Warrant the “New Warrants” and together with the Prior Warrants, the “Warrants”).
4.This letter agreement and the Third Note Amendment shall become effective upon (i) the payment by the Company of the reasonable and documented out-of-pocket expenses and costs of the Holders (in accordance with Section 5 hereof and Section 4.02 of the Third Note Amendment) through the date of this letter agreement and (ii) the issuance of the New Warrants to the Holders.
5.On the date hereof, the Company shall pay all reasonable and documented out-of-pocket expenses and costs of the Holders (including, without limitation, the reasonable and documented attorney fees and expenses of counsel for the Holders) in connection with the preparation, negotiation, execution and approval of this letter agreement and the transactions contemplated hereby.
6.The Company shall:
a)file a registration statement with the SEC as soon as practicable but in no event later than thirty (30) days after the issuance date of the New Warrants (such date, the “Filing Date”) to register the resale of all shares of Common Stock issued or issuable upon the exercise of the New Warrants (the “Registrable Securities”; provided that any such shares of Common Stock shall cease to be Registrable Securities upon the earliest of (A) when they are sold by a Holder (other than a sale to an affiliate of the Holder), whether pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144 under the Securities Act or otherwise, (B) when they shall have ceased to be outstanding, and (C) when they may be sold pursuant to Rule 144 under the Securities Act without restriction on the basis of volume or manner of sale limitations) on Form S-1 or Form S-3 under the 1933 Act (providing for shelf registration of such Registrable Securities under SEC Rule 415) (the registration statement, including any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statement being the “Resale Registration Statement”);
b)use its commercially reasonable efforts to cause the Resale Registration Statement to be declared effective as soon as practicable and in any event within 30 days of the filing thereof (or, in the event the staff of the SEC (the “Staff”) reviews and has written comments to the Resale Registration Statement, within 60 days of the filing thereof), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements or other information that is required to be filed prior to the effectiveness of the Resale Registration Statement;

c)not less than two (2) Trading Days (as defined in the Notes) prior to the filing of the Resale Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via email to the Holders copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of the Holders. The Company shall reflect in each such document when so filed with the SEC such comments regarding the Holders and the plan of distribution as the Holders may reasonably and promptly propose (which shall not include demand, underwritten or “piggy back” registration rights) no later than two (2) Trading Days after the Holders have been so furnished with copies of such documents as aforesaid;
d)promptly prepare and file with the SEC such amendments and supplements to the Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Resale Registration Statement continuously effective and free from any material misstatement or omission to state a material fact therein until termination of such obligation as provided in Section 9 below, subject to the Company’s right to suspend pursuant to Section 8 below;
e)furnish to the Holders such number of copies of prospectuses in conformity with the requirements of the 1933 Act and such other documents as the Holders may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Holders;
f)file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Securities in such states of the United States as may be reasonably requested by the Holders and use its commercially reasonable efforts to maintain such blue sky qualifications during the period the Company is required to maintain effectiveness of the Resale Registration Statement; provided, however, that the Company shall not be required in connection with this Section 6(f) to qualify as a foreign corporation or as a dealer in securities or execute a general consent to service of process or subject itself to taxation in any jurisdiction in which it is not now so qualified or has not so consented;
g)upon notification by the SEC that the Resale Registration Statement will not be reviewed or is not subject to further review by the SEC, the Company shall within one (1) Trading Day following the date of such notification request acceleration of the Resale Registration Statement (with the requested effectiveness date to be not more than two (2) Trading Days later); provided, however, the Company may delay effectiveness if it would have been able to suspend use of the Registration Statement in accordance with Section 8 below if the Registration Statement were then effective;
h)upon notification by the SEC that the Resale Registration Statement has been declared effective by the SEC, the Company shall file the final prospectus under Rule 424 of the 1933 Act (“Rule 424”) within the applicable time period prescribed by Rule 424;

i)advise the Holders promptly (and in any event within two (2) Trading Days thereof):
i.of the effectiveness of the Resale Registration Statement or any post-effective amendments thereto;
ii.of any request by the SEC for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;
iii.of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement under the 1933 Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and
iv.of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein not misleading;
j)cause all Registrable Securities to be listed on each securities exchange, if any, on which equity securities by the Company are then listed; and
k)bear all expenses in connection with the procedures in this Section 6 and the registration of the Registrable Securities on the Resale Registration Statement and the satisfaction of the blue sky laws of such states (other than selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for the Holders (except for the reasonable and documented fees and disbursements of counsel to the Holders in connection with the preparation and filing of the Resale Registration Statement and the fees and disbursements of counsel to the Holders to be paid by the Company as provided in Section 5 of this letter agreement)).
The Company’s obligations to maintain the effectiveness of the Resale Registration Statement shall terminate on the earliest of (a) the one (1) year anniversary of the expiration date of the New Warrants, and (b) with respect to any Holder, the date on which such Holder ceases to own any Registrable Securities.
The Holders shall promptly provide such information as may reasonably be requested by the Company in connection with the preparation of the Resale Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.

7.Registration Rights Indemnification.
a)The Company agrees to indemnify and hold harmless the Holders and their respective affiliates, partners, members, officers, directors, agents, brokers and representatives, and each person, if any, who controls a Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, a “Purchaser Party” and collectively the “Purchaser Parties”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the 1933 Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Resale Registration Statement and the Company will, as incurred, reimburse the Purchaser Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises primarily out of, or is based primarily upon an untrue statement or omission made in the Resale Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holders specifically for use in preparation of the Resale Registration Statement or any amendment or supplement thereto.
b)The Holders agree to indemnify and hold harmless the Company and its officers, directors, affiliates, agents, brokers and representatives and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each a “Company Party” and collectively the “Company Parties”), to the fullest extent permitted by applicable law, from and against any Losses to which the Company Parties may become subject (under the 1933 Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof), if, and only to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Holders specifically for use in preparation of the Resale Registration Statement, and the Holders will, as incurred, reimburse each Company Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 7 be greater in amount than the dollar amount of the net proceeds received by the Holders upon their sale of the Registrable Securities included in the Resale Registration Statement.

c)Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld, unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified.
d)If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.
e)If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an indemnifying party hereunder be greater in amount than the dollar amount of the proceeds received by such indemnifying party upon the sale of such Registrable Securities.
8.The Holders acknowledge that there may be times when the Company must suspend the use of the Resale Registration Statement until such time as an amendment to such Resale Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. Each Holder hereby covenants that it will not sell any Registrable Securities pursuant to the Resale Registration Statement during the period commencing at the time at which the Company gives such Holder notice of the suspension of the use of the Resale Registration Statement and ending at the time the Company gives such Holder notice that it may thereafter effect sales pursuant to the Resale Registration Statement; provided, that such suspension periods shall in no event exceed forty-five (45) days in any 12-month period or thirty (30) days in any three-month period and that, in the good faith judgment of the Board of Directors of the Company, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have an adverse effect upon the Company or its stockholders.
9.The obligations of the Company pursuant to Section 6 hereof shall cease and terminate, with respect to any Registrable Securities, upon such time as the New Warrants shall no longer be outstanding and the legends have been removed from such Registrable Securities.
10.By no later than 9:15 a.m., New York City time on the date hereof (or, if this letter agreement is executed after such time, no later than 9:15 a.m., New York City time on the following Trading Day), the Company shall either issue a press release or file a Current Report on Form 8-K disclosing all the material terms of the transactions contemplated by this letter agreement (the “Public Disclosure Document”). From and after the issuance or filing of the Public Disclosure Document, the Company shall have disclosed all material, nonpublic information (if any) provided to the Holders by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents and neither the Holders nor any of their respective officers, directors, employees or agents shall be in possession of any material, non-public information regarding the Company or any of its Subsidiaries.
11.This letter agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this letter agreement and/or any document to be signed in connection with this letter agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this letter agreement shall have the same validity and effect as a signature affixed by the party’s hand.
12.All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be determined in accordance with the provisions of the Securities Exchange Agreement.
13.This letter agreement and the Warrants shall each constitute a Transaction Document for all purposes under the Securities Exchange Agreement. Except as amended herein, the Transaction Documents (including, for the avoidance of doubt, the Prior Warrants) are hereby ratified and reaffirmed and the Company acknowledges, confirms and agrees that all of the Company’s obligations owing to the Holders under the Transaction Documents (including, for the avoidance of doubt, the Prior Warrants) are hereby reaffirmed and shall remain in full force and effect.

    The agreement set forth in this letter agreement is limited to the extent specifically set forth above and shall in no way serve to amend or waive compliance with any terms, covenants or provisions of the Prior SPA, Securities Exchange Agreement, Note Amendments, First Letter Agreement, Prior Warrants, or the Notes, other than as expressly set forth above.

[Signature Pages Follow]

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Very truly yours,

VELO3D, INC.

By:	/s/ Bradley Kreger
Name:	Bradley Kreger
Title:	Chief Executive Officer

[Signature Page to Letter Agreement]

AGREED AND ACCEPTED:

HIGH TRAIL INVESTMENTS ON LLC

By:	/s/ [*]
Name:	[*]
Title:	Authorized Signatory*

*Authorized Signatory
[*] LP
not individually, but solely as
Investment Advisor to High Trail Investments ON LLC

[Signature Page to Letter Agreement]

AGREED AND ACCEPTED:

HB SPV I MASTER SUB LLC

By:	/s/ [*]
Name:	[*]
Title:	Authorized Signatory*

*Authorized Signatory
[*] LP
not individually, but solely as
Investment Advisor to HB SPV I Master Sub LLC
[Signature Page to Letter Agreement]

Exhibit A

Third Note Amendment

Exhibit B-1

Form of Holder 1 Warrant

Exhibit B-2

Form of Holder 2 Warrant